RenaissanceRe Reports Net Loss Attributable to Common Shareholders of $290.9 Million; Operating Income Available to Common Shareholders of $4.4 Million in the First Quarter of 2021. Gross Premiums Written Increased by 30.9%.
•Grew gross premiums written by 30.9%, with 32.5% growth in the Property segment and 28.6% in the Casualty and Specialty segment.
•Major winter storms in February 2021, referred to as Winter Storm Uri, caused widespread damage in the U.S., predominately in Texas, and had a $179.8 million net negative impact on net loss attributable to common shareholders, primarily in the Property segment.
•Repurchased 1.1 million common shares at an average price of $159.47 per common share in the first quarter, with additional repurchases of 330 thousand common shares from April 1, 2021 through April 23, 2021 at an average price of $167.62 per common share.

Pembroke, Bermuda, April 28, 2021 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the three months ended March 31, 2021.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(5.87) Operating Income Available to Common Shareholders per Diluted Common Share*: $0.09
Underwriting Loss $(35.8)M	Fee Income $24.0M	Net Investment Income $79.8M
Change in Book Value per Common Share: (5.3)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: (5.3)%
*Operating Income Available to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures, see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We materially grew our underwriting portfolio while returning significant capital to our shareholders during a quarter that was negatively impacted by Winter Storm Uri and volatile capital markets. Going forward, we anticipate additional opportunities to grow into a broadly improving market by matching desirable risk with efficient capital, both on our wholly owned balance sheets and in our industry-leading RenaissanceRe Capital Partners business. Together with improved yields in our investment portfolio, this diligent execution of our strategy will further contribute to shareholder value creation.”

Utilized flexible platform to broaden access to risk and match with efficient capital, growing premiums on a gross and net basis
•Expanded participation on multiple casualty and specialty lines, benefiting from underlying rate increases and anticipated improvement in underwriting margins.
•Grew catastrophe-exposed U.S. property excess and surplus lines in the other property class of business.
•Took a disciplined approach at the January 1 and April 1 property catastrophe renewals, expanding participation predominately with existing customers at improved rates.
•Rebranded ventures unit as RenaissanceRe Capital Partners, reflecting partnership approach and strong alignment with third-party investors.

Consolidated Financial Results - First Quarter

Consolidated Highlights
	Three months ended March 31
(in thousands, except per share amounts and percentages)	2021	2020
Gross premiums written	$2,652,442	$2,025,721
Underwriting (loss) income	(35,760)	64,079
Combined ratio	103.1%	93.0%

Net Loss
Attributable to common shareholders	(290,934)	(81,974)
Attributable to common shareholders per diluted common share	$(5.87)	$(1.89)
Operating income (1)
Available to common shareholders	4,395	33,410
Available to common shareholders per diluted common share	$0.09	$0.76
Book value per common share	$131.15	$117.15
Change in book value per share	(5.3)%	(2.8)%
Tangible book value per common share plus accumulated dividends (1)	$148.17	$131.72
Change in tangible book value per common share plus change in accumulated dividends (1)	(5.3)%	(2.6)%

Return on average common equity - annualized	(17.1)%	(6.3)%
Operating return on average common equity - annualized (1)	0.3%	2.6%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net Negative Impact of Winter Storm Uri
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest.
Net negative impact of Winter Storm Uri on the consolidated financial statements

Three months ended March 31, 2021	Winter Storm Uri
(in thousands)
Net claims and claims expenses incurred	$(372,894)
Assumed reinstatement premiums earned	91,191
Ceded reinstatement premiums earned	(10,570)
Earned profit commissions	773
Net negative impact on underwriting result	(291,500)
Redeemable noncontrolling interest	111,666
Net negative impact on net loss attributable to RenaissanceRe common shareholders	$(179,834)

Net negative impact of Winter Storm Uri on the segment underwriting results and consolidated combined ratio

Three months ended March 31, 2021	Winter Storm Uri
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(288,470)
Net negative impact on Casualty and Specialty segment underwriting result	(3,030)
Net negative impact on underwriting result	$(291,500)
Percentage point impact on consolidated combined ratio	26.9

Estimates of net negative impact are based on a review of potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of losses from catastrophe events, driven by the magnitude and recent nature of the event, the geographic areas impacted by the event, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries, and other factors inherent in loss estimation, among other things.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Grew gross premiums written by 32.5%, losses primarily driven by Winter Storm Uri

Property Segment
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$1,616,819	$1,220,526	32.5%
Underwriting (loss) income	(41,795)	147,232

Underwriting Ratios
Net claims and claim expense ratio - current accident year	83.3%	31.1%	52.2	pts
Net claims and claim expense ratio - prior accident years	(0.9)%	3.3%	(4.2)	pts
Net claims and claim expense ratio - calendar year	82.4%	34.4%	48.0	pts
Underwriting expense ratio	24.5%	30.7%	(6.2)	pts
Combined ratio	106.9%	65.1%	41.8	pts
•Gross premiums written grew 32.5%, primarily driven by:
–Growth in the property catastrophe class of business of $194.9 million, or 20.8%, primarily driven by $90.1 million of reinstatement premiums associated with Winter Storm Uri, in addition to rate improvements which contributed to growth with existing clients and new opportunities across underwriting platforms.
–Growth in the other property class of business of $201.4 million, or 70.8%, primarily driven by rate improvements which contributed to growth in new and existing business written in the current and prior periods across underwriting platforms.
•Ceded premiums written were $608.4 million, an increase of $62.4 million, or 11.4%.
–Primarily driven by an increase in gross premiums written which were ceded to third-party investors in RenaissanceRe’s managed vehicles, principally RenaissanceRe Upsilon Fund Ltd., and $10.6 million of ceded reinstatement premiums earned associated with Winter Storm Uri.
–As part of the Company’s gross-to-net strategy, the amount of ceded premiums written increased on an absolute basis, however the percentage of ceded premiums written relative to gross premiums written decreased.
•Net claims and claim expense ratio increased 48.0 percentage points, primarily driven by higher current accident year losses in the first quarter of 2021, compared to the first quarter of 2020, as a result of Winter Storm Uri.

•Underwriting expense ratio decreased by 6.2 percentage points primarily driven by:
–Lower operating expenses in the current period due to reduced travel, marketing, and office operational expenses as a result of the COVID-19 pandemic.
–Higher net premiums earned including $79.7 million of net reinstatement premiums earned from Winter Storm Uri.
•Underwriting losses were $41.8 million, primarily driven by Winter Storm Uri, which had a $288.5 million net negative impact on the Property segment underwriting result and added 53.9 percentage points to the combined ratio.
Underwriting Results - Casualty and Specialty Segment: Grew gross premiums written by 28.6% and reported a combined ratio of 98.9%

Casualty and Specialty Segment
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$1,035,623	$805,195	28.6%
Underwriting income (loss)	6,035	(83,153)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.8%	86.7%	(18.9)	pts
Net claims and claim expense ratio - prior accident years	(0.7)%	—%	(0.7)	pts
Net claims and claim expense ratio - calendar year	67.1%	86.7%	(19.6)	pts
Underwriting expense ratio	31.8%	30.2%	1.6	pts
Combined ratio	98.9%	116.9%	(18.0)	pts
•Gross premiums written increased 28.6%, primarily driven by growth in new and existing casualty business written in the current and prior periods and rate improvements.
•Net claims and claim expense ratio decreased 19.6 percentage points, primarily driven by net losses related to the COVID-19 pandemic in the first quarter of 2020, which added 21.1 percentage points to the net loss ratio in that period.
•The underwriting expense ratio increased 1.6 percentage points driven by an increase in the net acquisition ratio, principally due to the effects of purchase accounting amortization related to the acquisition of TMR which decreased the ratio in the first quarter of 2020, partially offset by improved operating leverage.

Fee Income: Decrease primarily driven by decline in performance fee income related to Winter Storm Uri

Fee Income
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Total management fee income	$28,524	$26,796	$1,728
Total performance fee (loss) income (1)	(4,535)	18,566	(23,101)
Total fee income	$23,989	$45,362	$(21,373)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income decreased by $21.4 million primarily due to lower performance fee income, which was driven by Winter Storm Uri losses. The decrease was partially offset by higher management fees related to an increase in the dollar value of managed capital compared to the first quarter of 2020.
Investment Results: Performance primarily driven by net realized and unrealized losses in fixed maturity and equity trading portfolios

Investment Results
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Net investment income	$79,804	$99,473	$(19,669)
Net realized and unrealized losses on investments	(345,563)	(110,707)	(234,856)
Total investment result	(265,759)	(11,234)	(254,525)
Total investment return - annualized	(4.9)%	(0.1)%	(4.8)	pts
•Total investment result decreased $254.5 million due to net realized and unrealized losses on investments of $345.6 million, principally within fixed maturity and equity investments, including:
–Net realized and unrealized losses on fixed maturity and short-term investments of $261.8 million, primarily as a result of increasing yields on U.S. treasuries.
–Net realized and unrealized losses on equity investments of $67.9 million, principally from losses in the Company’s strategic investment portfolio.
•Managed fixed maturity and short-term investment weighted average yield to maturity was 1.2% and average duration was 2.9 years on total consolidated fixed maturity and short-term investments, at fair value, of $18.4 billion at March 31, 2021.

Other Items of Note in the Quarter
•Net loss attributable to redeemable noncontrolling interests was $46.9 million compared to net income attributable to noncontrolling interests of $98.1 million. The first quarter of 2021 result was primarily driven by losses in DaVinciRe Holdings Ltd. (“DaVinci”) and Vermeer Reinsurance Ltd. as a result of Winter Storm Uri, as well as investment losses, and a decrease in RenaissanceRe Medici Fund Ltd. (“Medici”) net income.
•Corporate expenses decreased $5.6 million to $10.4 million, primarily due to certain integration and compensation related costs from the acquisition of TMR incurred in the first quarter of 2020.
•Income tax benefit of $19.5 million, principally driven by unrealized investment losses in the Company’s taxable jurisdictions.
•Net foreign exchange losses of $22.8 million, primarily driven by losses attributable to third-party investors in Medici and miscellaneous foreign exchange losses generated by underwriting activities.
•Share repurchases of 1.1 million common shares in open market transactions in the first quarter at an aggregate cost of $171.6 million and an average price of $159.47 per common share.
•Raised capital totaling over $760 million in the first quarter of 2021 through the Company’s joint ventures and managed funds, Upsilon RFO Re Ltd., DaVinci and Medici, including $131 million from the Company. In addition, the Company entered into secondary transactions with third-party investors resulting in a net purchase of an additional $117 million of DaVinci shares.
Subsequent events that may impact RenaissanceRe
•Effective April 1, 2021, the Company raised over $100.0 million of capital through Medici. Following this transaction, the Company’s ownership in Medici was 13.7%.
•From April 1, 2021 through April 23, 2021, the Company repurchased 330 thousand common shares in open market transactions at an aggregate cost of $55.3 million and an average price of $167.62 per common share.
RenaissanceRe continues to monitor COVID-19 and expect that there may be significant industry losses
•RenaissanceRe continues to evaluate industry trends and potential exposure associated with the ongoing COVID-19 pandemic, and expects historically significant industry losses to emerge over time as the full impact of the pandemic and its effects on the global economy are realized.
•Net claims and claim expenses incurred associated with the COVID-19 pandemic were not significant in the first quarter of 2021.
•RenaissanceRe continues to actively monitor information received from or reported by clients, brokers, industry actuaries, regulators, courts, and others, and to assess that information in the context of its own portfolio.
•Loss estimates represent RenaissanceRe’s best estimate based on currently available information, and actual losses may vary materially from these estimates.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, April 29, 2021 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on our financial performance and our ability to conduct our business; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio and financial market volatility; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: Keith McCue Senior Vice President, Finance & Investor Relations RenaissanceRe Holdings Ltd. (441) 239-4830	MEDIA CONTACT: Keil Gunther Senior Vice President, Head of Global Marketing & Client Communication RenaissanceRe Holdings Ltd. (441) 239-4932 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2021	March 31, 2020
Revenues
Gross premiums written	$2,652,442	$2,025,721
Net premiums written	$1,824,083	$1,269,808
Increase in unearned premiums	(670,247)	(356,710)
Net premiums earned	1,153,836	913,098
Net investment income	79,804	99,473
Net foreign exchange losses	(22,788)	(5,728)
Equity in (losses) earnings of other ventures	(5,558)	4,564
Other income (loss)	2,171	(4,436)
Net realized and unrealized losses on investments	(345,563)	(110,707)
Total revenues	861,902	896,264
Expenses
Net claims and claim expenses incurred	867,051	570,954
Acquisition expenses	267,234	210,604
Operational expenses	55,311	67,461
Corporate expenses	10,405	15,991
Interest expense	11,912	14,927
Total expenses	1,211,913	879,937
(Loss) income before taxes	(350,011)	16,327
Income tax benefit	19,516	8,846
Net (loss) income	(330,495)	25,173
Net loss (income) attributable to redeemable noncontrolling interests	46,850	(98,091)
Net loss attributable to RenaissanceRe	(283,645)	(72,918)
Dividends on preference shares	(7,289)	(9,056)
Net loss attributable to RenaissanceRe common shareholders	$(290,934)	$(81,974)

Net loss attributable to RenaissanceRe common shareholders per common share – basic	$(5.87)	$(1.89)
Net loss attributable to RenaissanceRe common shareholders per common share – diluted	$(5.87)	$(1.89)
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$0.09	$0.76

Average shares outstanding - basic	49,579	43,441
Average shares outstanding - diluted	49,579	43,441

Net claims and claim expense ratio	75.1%	62.5%
Underwriting expense ratio	28.0%	30.5%
Combined ratio	103.1%	93.0%

Return on average common equity - annualized	(17.1)%	(6.3)%
Operating return on average common equity - annualized (1)	0.3%	2.6%
(1)     See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,309,234	$13,506,503
Short term investments, at fair value	5,091,143	4,993,735
Equity investments trading, at fair value	503,137	702,617
Other investments, at fair value	1,379,056	1,256,948
Investments in other ventures, under equity method	91,362	98,373
Total investments	20,373,932	20,558,176
Cash and cash equivalents	1,286,661	1,736,813
Premiums receivable	3,928,122	2,894,631
Prepaid reinsurance premiums	1,229,716	823,582
Reinsurance recoverable	3,160,667	2,926,010
Accrued investment income	62,573	66,743
Deferred acquisition costs and value of business acquired	786,941	633,521
Receivable for investments sold	841,156	568,293
Other assets	318,249	363,170
Goodwill and other intangible assets	248,080	249,641
Total assets	$32,236,097	$30,820,580
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$10,953,383	$10,381,138
Unearned premiums	3,833,155	2,763,599
Debt	1,136,783	1,136,265
Reinsurance balances payable	4,254,645	3,488,352
Payable for investments purchased	1,133,787	1,132,538
Other liabilities	436,437	970,121
Total liabilities	21,748,190	19,872,013
Redeemable noncontrolling interests	3,409,570	3,388,319
Shareholders’ Equity
Preference shares	525,000	525,000
Common shares	49,970	50,811
Additional paid-in capital	1,450,627	1,623,206
Accumulated other comprehensive loss	(12,382)	(12,642)
Retained earnings	5,065,122	5,373,873
Total shareholders’ equity attributable to RenaissanceRe	7,078,337	7,560,248
Total liabilities, noncontrolling interests and shareholders’ equity	$32,236,097	$30,820,580

Book value per common share	$131.15	$138.46

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,616,819	$1,035,623	$—	$2,652,442
Net premiums written	$1,008,460	$815,623	$—	$1,824,083
Net premiums earned	$605,166	$548,670	$—	$1,153,836
Net claims and claim expenses incurred	498,832	368,219	—	867,051
Acquisition expenses	112,754	154,480	—	267,234
Operational expenses	35,375	19,936	—	55,311
Underwriting (loss) income	$(41,795)	$6,035	$—	(35,760)
Net investment income			79,804	79,804
Net foreign exchange losses			(22,788)	(22,788)
Equity in losses of other ventures			(5,558)	(5,558)
Other income			2,171	2,171
Net realized and unrealized losses on investments			(345,563)	(345,563)
Corporate expenses			(10,405)	(10,405)
Interest expense			(11,912)	(11,912)
Loss before taxes and redeemable noncontrolling interests				(350,011)
Income tax benefit			19,516	19,516
Net loss attributable to redeemable noncontrolling interests			46,850	46,850
Dividends on preference shares			(7,289)	(7,289)
Net loss attributable to RenaissanceRe common shareholders				$(290,934)

Net claims and claim expenses incurred – current accident year	$503,994	$372,089	$—	$876,083
Net claims and claim expenses incurred – prior accident years	(5,162)	(3,870)	—	(9,032)
Net claims and claim expenses incurred – total	$498,832	$368,219	$—	$867,051

Net claims and claim expense ratio – current accident year	83.3%	67.8%		75.9%
Net claims and claim expense ratio – prior accident years	(0.9)%	(0.7)%		(0.8)%
Net claims and claim expense ratio – calendar year	82.4%	67.1%		75.1%
Underwriting expense ratio	24.5%	31.8%		28.0%
Combined ratio	106.9%	98.9%		103.1%

	Three months ended March 31, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,220,526	$805,195	$—	$2,025,721
Net premiums written	$674,581	$595,227	$—	$1,269,808
Net premiums earned	$421,335	$491,763	$—	$913,098
Net claims and claim expenses incurred	144,745	426,209	—	570,954
Acquisition expenses	85,351	125,253	—	210,604
Operational expenses	44,007	23,454	—	67,461
Underwriting income (loss)	$147,232	$(83,153)	$—	64,079
Net investment income			99,473	99,473
Net foreign exchange losses			(5,728)	(5,728)
Equity in earnings of other ventures			4,564	4,564
Other loss			(4,436)	(4,436)
Net realized and unrealized losses on investments			(110,707)	(110,707)
Corporate expenses			(15,991)	(15,991)
Interest expense			(14,927)	(14,927)
Income before taxes and redeemable noncontrolling interests				16,327
Income tax expense			8,846	8,846
Net income attributable to redeemable noncontrolling interests			(98,091)	(98,091)
Dividends on preference shares			(9,056)	(9,056)
Net loss available to RenaissanceRe common shareholders				$(81,974)

Net claims and claim expenses incurred – current accident year	$130,844	$426,210	$—	$557,054
Net claims and claim expenses incurred – prior accident years	13,901	(1)	—	13,900
Net claims and claim expenses incurred – total	$144,745	$426,209	$—	$570,954

Net claims and claim expense ratio – current accident year	31.1%	86.7%		61.0%
Net claims and claim expense ratio – prior accident years	3.3%	—%		1.5%
Net claims and claim expense ratio – calendar year	34.4%	86.7%		62.5%
Underwriting expense ratio	30.7%	30.2%		30.5%
Combined ratio	65.1%	116.9%		93.0%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2021	March 31, 2020
Property Segment
Catastrophe	$1,131,125	$936,190
Other property	485,694	284,336
Property segment gross premiums written	$1,616,819	$1,220,526

Casualty and Specialty Segment
General casualty (1)	$343,170	$246,667
Professional liability (2)	314,372	230,487
Financial lines (3)	144,386	147,079
Other (4)	233,695	180,962
Casualty and Specialty segment gross premiums written	$1,035,623	$805,195

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2021	March 31, 2020
Fixed maturity investments trading	$62,933	$73,338
Short term investments	573	12,092
Equity investments trading	1,491	1,551
Other investments
Catastrophe bonds	14,468	14,139
Other	3,801	1,629
Cash and cash equivalents	102	1,504
	83,368	104,253
Investment expenses	(3,564)	(4,780)
Net investment income	79,804	99,473

Net realized and unrealized (losses) gains on:
Fixed maturity investments trading (1)	(261,759)	101,221
Equity investments trading (1)	(67,922)	(151,882)
Other investments
Catastrophe bonds	(19,083)	(14,352)
Other	3,201	(45,694)
Net realized and unrealized losses on investments	(345,563)	(110,707)
Total investment result	$(265,759)	$(11,234)

Total investment return - annualized	(4.9)%	(0.1)%
(1)    Net realized and unrealized (losses) gains on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized (losses) gains on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net loss attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests." The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net loss attributable to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net loss attributable to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2021	March 31, 2020
Net loss attributable to RenaissanceRe common shareholders	$(290,934)	$(81,974)
Adjustment for net realized and unrealized losses on investments, excluding other investments - catastrophe bonds	326,480	96,355
Adjustment for net foreign exchange losses	22,788	5,728
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	135	4,423
Adjustment for income tax benefit (1)	(19,965)	(4,141)
Adjustment for net (loss) income (attributable) available to redeemable noncontrolling interests(2)	(34,109)	13,019
Operating income available to RenaissanceRe common shareholders	$4,395	$33,410

Net loss attributable to RenaissanceRe common shareholders per common share - diluted	$(5.87)	$(1.89)
Adjustment for net realized and unrealized losses on investments, excluding other investments - catastrophe bonds	6.59	2.22
Adjustment for net foreign exchange losses	0.46	0.13
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	0.10
Adjustment for income tax benefit (1)	(0.40)	(0.10)
Adjustment for net (loss) income (attributable) available to redeemable noncontrolling interests(2)	(0.69)	0.30
Operating income available to RenaissanceRe common shareholders per common share - diluted	$0.09	$0.76

Return on average common equity - annualized	(17.1)%	(6.3)%
Adjustment for net realized and unrealized losses on investments, excluding other investments - catastrophe bonds	19.2%	7.5%
Adjustment for net foreign exchange losses	1.4%	0.4%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	0.3%
Adjustment for income tax benefit (1)	(1.2)%	(0.3)%
Adjustment for net (loss) income (attributable) available to redeemable noncontrolling interests(2)	(2.0)%	1.0%
Operating return on average common equity - annualized	0.3%	2.6%
(1)    Adjustment for income tax expense (benefit) represents the income tax (expense) benefit associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)    Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Book value per common share	$131.15	$138.46	$135.13	$134.27	$117.15
Adjustment for goodwill and other intangibles (1)	(5.42)	(5.37)	(5.53)	(5.56)	(6.46)
Tangible book value per common share	125.73	133.09	129.60	128.71	110.69
Adjustment for accumulated dividends	22.44	22.08	21.73	21.38	21.03
Tangible book value per common share plus accumulated dividends	$148.17	$155.17	$151.33	$150.09	$131.72

Quarterly change in book value per common share	(5.3)%	2.5%	0.6%	14.6%	(2.8)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(5.3)%	3.0%	1.0%	16.6%	(2.6)%
Year to date change in book value per common share	(5.3)%	14.9%	12.1%	11.4%	(2.8)%
Year to date change in tangible book value per common share plus change in accumulated dividends	(5.3)%	17.9%	14.6%	13.5%	(2.6)%
(1)     At March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, goodwill and other intangibles included $22.7 million, $23.0 million, $23.2 million, $23.5 million and $24.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.